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                                                                    EXHIBIT 10.6

                                2007-1 AMENDMENT
                                     TO THE
                                 STEELCASE INC.
                           RESTORATION RETIREMENT PLAN
                            (EFFECTIVE MARCH 1, 1998)

                                   ----------

     This 2007-1 Amendment to the STEELCASE INC. RESTORATION RETIREMENT PLAN ("Plan") is adopted by Steelcase Inc. ("Steelcase"). The amendment is effective as of February 28, 2003, except as otherwise indicated.

     Pursuant to Section 7.1 of the Plan, Steelcase amends the Plan as follows:

A. Section 6.1 is amended as follows:

6.1  AMOUNT AND FORM OF BENEFIT

     (1) Steelcase shall credit to the Participant's Account a percentage of "Eligible Compensation" that is equal to the percentage of compensation allocated to the Participant's account under the Steelcase Inc. Retirement Plan for that year, determined with respect to the compensation taken into account under the qualified plans. A Participant's "Eligible Compensation" is base pay and annual bonus actually paid during the fiscal year, and will exclude other forms of compensation. "Eligible Compensation" is only the Participant's compensation in excess of the limit described in Internal Revenue Code
          Section 401(a)(17) but not in excess of twice that limit. Contributions will be deemed to have been credited as of the last day of each fiscal year, and will only be credited if the Participant is still employed and still a member of the MIP on that last day.

     (2) The Account shall be credited with earnings for each calendar year at a rate equal to the Participant's actual rate of return on investments to the Participant's credit under the Steelcase Inc. Retirement Plan. On and after the date of the Participant's termination of employment, however, no earnings will be credited.

In all other respects, the Plan is unchanged.

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     IN WITNESS OF WHICH, Steelcase executes this 2007-1 Amendment to the Plan.

                                      STEELCASE INC.


Dated: March _____, 2006              By:
                                          --------------------------------------
                                          Nancy W. Hickey
                                          Steelcase Inc.'s Senior Vice President
                                          and Chief Administrative Officer


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